Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Steve Pavlovich
Investor Relations
(510) 743-6833
spavlovich@opnext.com
OPNEXT REPORTS SECOND FISCAL QUARTER UNAUDITED OPERATING RESULTS
FREMONT, CA. (November 1, 2011) Opnext, Inc. (NASDAQ: OPXT), a global leader in the design and manufacture of optical modules and components, today announced unaudited financial results for the second fiscal quarter ended September 30, 2011.
Financial Highlights for the Second Fiscal Quarter Ended September 30, 2011:
•	Revenue of $86.0 million was down 7.6 percent sequentially and down 0.5 percent compared to the quarter ended September 30, 2010.
•	Revenue from sales of 40Gbps and above products decreased 6% compared to the quarter ended June 30, 2011 as lower sales of 40Gbps line-side modules and subsystems were partially offset by higher sales of 40Gbps and 100Gbps client-side modules.
•	Other than Cisco Systems, Inc., no customer represented more than ten percent of total revenue in the quarter ended September 30, 2011.
•	Gross margin of 20.1% was down 1.7 percentage points sequentially and down 0.3 percentage points compared to the quarter ended September 30, 2010. Non-GAAP gross margin of 21.9% was down 1.6 percentage points sequentially and down 0.3 percentage points compared to the quarter ended September 30, 2010. The decline relative to the quarter ended June 30, 2011 primarily resulted from lower production volumes and an 80 basis point negative effect from foreign currency exchange rate fluctuations.
•	GAAP R&D expense of $14.0 million and Non-GAAP R&D expense of $13.6 million were each up $0.5 million compared to the quarter ended June 30, 2011.
•	EBITDA was negative $1.5 million compared to positive $2.0 million for the quarter ended June 30, 2011 and negative $6.4 million for the quarter ended September 30, 2010. EBITDA for the quarter ended June 30, 2011 included a $2.1 million net gain on the sale of technology assets. Adjusted EBITDA for the quarter ended September 30, 2011 was positive $0.1 million compared to positive $1.9 million for the quarter ended June 30, 2011 and negative $4.4 million for the quarter ended September 30, 2010.
•	Cash used in operations was $1.9 million compared to $1.7 million used in the quarter ended June 30, 2011 and $6.2 million used in the quarter ended September 30, 2010.
•	Cash and cash equivalents were $90.5 million at September 30, 2011. Net of short-term loans payable, cash and cash equivalents were $71.0 million at September 30, 2011.

	Second	First	Second
	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Q2FY12	Q2FY12
(in millions, except per	Sept 30,	June 30,	Sept 30,	vs.	vs.
share amounts)	2011	2011	2010	Q1FY12	Q2FY11
10Gbps and Below	$44.9	$50.6	$56.4	(11.3)%	(20.4)%
40Gbps and Above	32.1	34.1	22.3	(5.9)%	43.9%
Industrial and Commercial	9.0	8.4	7.7	7.1%	16.9%
Total Revenue	$86.0	$93.1	$86.4	(7.6)%	(0.5)%

GAAP Gross Margin	20.1%	21.8%	20.4%	(1.7)%	(0.3)%
GAAP Operating Loss	$(10.6)	$(7.8)	$(13.6)	$(2.8)	$3.0
GAAP Net Loss	$(10.0)	$(6.2)	$(14.4)	$(3.8)	$4.4
GAAP Diluted EPS	$(0.11)	$(0.07)	$(0.16)	$(0.04)	$0.05
EBITDA	$(1.5)	$2.0	$(6.4)	$(3.5)	$4.9

Non-GAAP Gross Margin	21.9%	23.5%	22.2%	(1.6)%	(0.3)%
Non-GAAP Operating Loss	$(7.1)	$(4.2)	$(9.8)	$(2.9)	$2.7
Non-GAAP Net Loss	$(6.5)	$(4.6)	$(10.7)	$(1.9)	$4.2
Non-GAAP Diluted EPS	$(0.07)	$(0.05)	$(0.12)	$(0.02)	$0.05
Adjusted EBITDA	$0.1	$1.9	$(4.4)	$(1.8)	$4.5
Reconciliations between gross margin, operating loss and net loss and R&D expense on a GAAP basis and a non-GAAP basis and net loss to EBITDA and Adjusted EBITDA are provided in the tables appearing at the end of this release.
Market Observations
“While reduced demand for 40G line-side modules and subsystems limited revenue in the September quarter, I continue to be pleased with our operational progress,” said Harry Bosco, Chairman and Chief Executive Officer of Opnext. “Cash used in operations was less than $2.0 million and we again delivered positive Adjusted EBITDA despite lower revenues and a stronger Japanese yen.”
“Following the flooding in Thailand, Opnext is executing business continuity contingency plans, expanding the capacity at our manufacturing facility in Totsuka, Japan for our 10G products while moving some capacity to our contract manufacturers in China and our facility in Fremont, California,” added Mr. Bosco. “Operationally, our direction is clear. What is less clear is the full extent of the impact of this situation on our financial results for the current and future quarters. While I am immensely encouraged by how swiftly the team has responded, we will not be able, however, to transition capacity quickly enough to avoid a significant impact on our results for the December quarter.”
“Opnext’s priority is to invest the necessary resources to minimize the number of customers impacted and to limit the impact on those affected,” concluded Mr. Bosco.

Forward-Looking Statements:
Statements made in this press release include forward-looking statements, including, but not limited to, those related to future revenues, expected improvements in production constraints, management’s expectations with respect to the Company’s initiatives, position for future growth, the general market outlook and the outlook for the industry. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:
•	projected results for the quarter ending December 31, 2011, as well as the general outlook for the future, are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control; and
•	the market in which the Company operates is volatile, implementation of operating strategies may not achieve the desired impact relative to changing market conditions and the success of these strategies will depend on the effective implementation of our strategies while minimizing organizational disruption.
Other factors that could cause the Company’s future, including future financial position and results from operations, to differ from current expectations include: uncertainty surrounding the ongoing impact of the flooding in Thailand, including the possibility that flooding could continue for an extended period and could worsen, the possibility that the Company’s customers could scale back or cancel orders in light of perceived or real production and delivery constraints, the possibility that damage to infrastructure in Thailand could continue to have a material impact on the Company’s supply chain and logistics for an extended period, the possibility that the Company could encounter unexpected difficulties in connection with its efforts to recover the supply chain and production capacity disrupted as a result of the flooding, or the possibility that the Company could incur material unusual charges and expenses in connection with its recovery efforts; uncertainty surrounding the ongoing impact of the earthquake and tsunami in Japan; the impact of natural events such as severe weather or earthquakes in other locations in which Opnext, its customers, its contract manufacturers, or its suppliers operate; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the success of the Company’s research and development efforts; the ability of the Company to source critical parts and to react to changes in general industry and market conditions, including regulatory developments; expenses associated with litigation; rights to intellectual property; market trends and the adoption of industry standards; the ability of the Company to realize the value from the acquisition of StrataLight Communications, Inc.; and consolidations within or affecting the optical modules and components industry. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed on June 14, 2011, as amended, as well as the Company’s press releases and other periodic filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements, publicly or otherwise, whether as a result of new information, future events or otherwise, except to comply with applicable federal and state securities laws.

Conference Call:
The Company’s management will conduct a conference call at 1:30 p.m. PT, today, Tuesday, November 1, 2011, to discuss these results in detail. You may participate in this conference call by dialing 866-365-3198 (United States) or 702-928-6762 (International) prior to the start of the call and providing the Opnext, Inc. name and Conference ID# 19735841. A replay of the conference call can be accessed starting approximately four hours after the call through Tuesday, November 15, 2011, by dialing 855-859-2056 (United States) or 404-537-3406 (International) and using the Conference ID# 19735841. A live webcast of the call will be accessible on the Investor Relations section of the Company’s website at http://www.opnext.com. A replay of the webcast will be available following the conclusion of the call on the webcast archive page of the Investor Relations section.
(OPXT-G)
About Opnext:
Opnext (NASDAQ:OPXT) is the optical technology partner of choice supplying systems providers and OEMs worldwide with one of the industry’s largest portfolio of 10Gbps and higher next generation optical products and solutions. The Company’s industry expertise, future-focused thinking and commitment to research and development combine in bringing to market the most advanced technology to the communications, defense, security and biomedical industries. Formed out of Hitachi, Opnext has built on more than 30 years’ experience in advanced technology to establish its broad portfolio of solutions and solid reputation for excellence in service and delivering value to its customers. For additional information, visit www.opnext.com.

Opnext, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2011	March 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,493	$100,284
Trade receivables, net	64,911	70,701
Inventories	120,592	118,588
Prepaid expenses and other current assets	8,341	7,458

Total current assets	284,337	297,031
Property, plant, and equipment, net	57,404	59,992
Purchased intangibles	13,502	17,076
Other assets	239	258

Total assets	$355,482	$374,357

Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$51,692	$63,383
Accrued expenses	23,133	23,771
Short-term debt	19,465	18,055
Capital lease obligations	14,513	13,513

Total current liabilities	108,803	118,722
Capital lease obligations	11,407	12,554
Other long-term liabilities	8,001	6,855

Total liabilities	128,211	138,131

Total shareholders’ equity	227,271	236,226

Total liabilities and shareholders’ equity	$355,482	$374,357

Opnext, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended		Six months ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$86,029	$86,376	$179,114	$165,242
Cost of sales	67,299	67,344	138,637	129,974
Amortization of acquired developed technology	1,445	1,445	2,890	2,890

Gross margin	17,285	17,587	37,587	32,378
Research and development expenses	14,008	16,442	27,486	32,824
Selling, general and administrative expenses	13,489	14,128	27,940	28,404
Amortization of purchased intangibles	342	342	684	684
Loss (gain) on disposal of property and equipment	—	250	(125)	239

Operating loss	(10,554)	(13,575)	(18,398)	(29,773)
Gain on sale of technology assets, net	—	—	2,078	—
Interest expense, net	(209)	(203)	(428)	(389)
Other income (expense), net	848	(623)	700	(478)

Loss before income taxes	(9,915)	(14,401)	(16,048)	(30,640)
Income tax expense	(40)	(26)	(154)	(47)

Net loss	$(9,955)	$(14,427)	$(16,202)	$(30,687)

Net loss per share:
Basic and diluted	$(0.11)	$(0.16)	$(0.18)	$(0.34)

Weighted average number of shares used in computing net loss per share:
Basic and diluted	90,300	89,889	90,232	89,881

Opnext, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended		Six months ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash flows from operating activities
Net loss	$(9,955)	$(14,427)	$(16,202)	$(30,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,409	6,047	12,566	11,801
Amortization of purchased intangibles	1,787	1,787	3,574	3,574
Stock-based compensation expense	1,628	1,891	3,530	3,944
Gain on sale of technology assets	—	—	(2,078)	—
Loss (gain) on disposal of property and equipment	—	250	(125)	239
Changes in net current assets excluding cash and cash equivalents	(1,757)	(1,775)	(4,881)	(14,761)

Net cash used in operating activities	(1,888)	(6,227)	(3,616)	(25,890)
Cash flows from investing activities
Capital expenditures	(2,236)	(2,074)	(3,837)	(5,189)
Proceeds from sale of technology assets, net	—	—	2,078	—
Proceeds from disposal of property and equipment	—	—	148	—

Net cash used in investing activities	(2,236)	(2,074)	(1,611)	(5,189)
Cash flows from financing activities
Payments on capital lease obligations	(2,353)	(2,958)	(4,650)	(5,593)
Restricted stock repurchased	—	—	(145)	—
Exercise of stock options	28	17	113	55

Net cash used in financing activities	(2,325)	(2,941)	(4,682)	(5,538)
Effect of foreign exchange rates on cash and cash equivalents	(219)	1,870	118	1,488

Decrease in cash and cash equivalents	(6,668)	(9,372)	(9,791)	(35,129)
Cash and cash equivalents at beginning of period	97,161	106,886	100,284	132,643

Cash and cash equivalents at end of period	$90,493	$97,514	$90,493	$97,514

Non-cash financing activities
Capital lease obligations incurred	$(1,008)	$(5,557)	$(2,495)	$(8,422)

Opnext Non-GAAP Financial Measures
Management excludes certain charges and expenses from its gross margin and operating loss GAAP financial measures and excludes certain gains and losses on assets from its GAAP net income (loss) financial measures for the purpose of assessing the Company’s operating performance. Accordingly, the Company provides these non-GAAP measures as supplemental information, in addition to the GAAP presentation, in an effort to provide greater transparency and insight into management’s method of analysis. The Company also provides non-GAAP net income (loss) and net income (loss) per share financial measures to demonstrate the impact of its non-GAAP operating performance measures on these financial measures.
Our non-GAAP financial measures exclude the following items, each of which (with the exception of stock-based compensation expense and the gain on sale of technology assets, net) represents an acquisition-related expense of the Company, for the reasons set forth below:
Amortization of acquired developed technology and purchased intangibles: In connection with the acquisition of StrataLight Communications, Inc. (“StrataLight”), the Company acquired certain intangible assets related to developed product technology, order backlog and customer relationships, all of which were recorded at fair-value. The useful lives of the intangible assets range up to five years and the intangible assets are being amortized on a straight-line basis over their respective useful lives. The Company believes these acquisition-related expenses are not indicative of its core operating performance.
Stock-based compensation expense: Depending upon the size, timing and the terms of stock-based awards, the related non-cash compensation expense may vary significantly. The Company believes these non-cash expenses are not indicative of its core operating performance.
Restructuring activities: Subsequent to the acquisition of StrataLight, effective April 1, 2009, the Company relocated its corporate headquarters from Eatontown, NJ, to Fremont, CA, and during the quarter ended March 31, 2009, began to incur workforce-related charges, such as severance payments, retention bonuses and employee relocation costs related to a formal restructuring plan and building costs for facilities not required for ongoing operations. The Company believes these acquisition-related expenses are not indicative of its core operating performance.
Gain on sale of technology assets, net: On February 9, 2011, Opnext Subsystems, Inc., a wholly owned subsidiary of the Company, entered into an asset purchase agreement with Juniper Networks, Inc. to sell certain technology assets related to modem Application Specific Integrated Circuits used for long haul/ultra-long optical transmission for $26 million, $23.5 million of which was paid simultaneously with the execution of the asset purchase agreement and $2.5 million of which was paid on May 6, 2011. The Company believes that the proceeds and the related gains from the sale of these assets are not indicative of its core operating performance.

Opnext, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)

					Three
					Months
	Three Months Ended		Six Months Ended		Ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,	June 30,
	2011	2010	2011	2010	2011
GAAP gross margin	$17,285	$17,587	$37,587	$32,378	$20,302
GAAP gross margin %	20.1%	20.4%	21.0%	19.6%	21.8%
Gross margin adjustments:
Amortization of acquired developed technology	$1,445	$1,445	$2,890	$2,890	$1,445
Cost of sales adjustments:
Stock-based compensation expense	139	119	248	332	109
Restructuring costs	—	—	—	28	—

Total cost of sales adjustments	$139	$119	$248	$360	$109

Non-GAAP gross margin	$18,869	$19,151	$40,725	$35,628	$21,856

Non-GAAP gross margin %	21.9%	22.2%	22.7%	21.6%	23.5%

GAAP research and development expense	$(14,008)	$(16,442)	$(27,486)	$(32,824)	$(13,478)
Stock-based compensation expense	413	411	807	798	394
Restructuring costs	—	53	—	209	—

Total research and development adjustments	$413	$464	$807	$1,007	$394

Non-GAAP research and development expense	$(13,595)	$(15,978)	$(26,679)	$(31,817)	$(13,084)

GAAP operating loss	$(10,554)	$(13,575)	$(18,398)	$(29,773)	$(7,844)
GAAP operating loss %	(12.3)%	(15.7)%	(10.3)%	(18.0)%	(8.4)%
Operating loss adjustments:
Amortization of acquired developed technology	$1,445	$1,445	$2,890	$2,890	$1,445
Amortization of purchased intangibles	342	342	684	684	342
Total cost of sales adjustments	139	119	248	360	109
Total research and development adjustments	413	464	807	1,007	394
Selling, general and administrative adjustments:
Stock-based compensation expense	$1,070	$1,361	$2,472	$2,814	$1,402
Restructuring costs	—	9	—	168	—

Total selling, general and administrative adjustments	$1,070	$1,370	$2,472	$2,982	$1,402

Non-GAAP operating loss	$(7,145)	$(9,835)	$(11,297)	$(21,850)	$(4,152)

Non-GAAP operating loss %	(8.3)%	(11.4)%	(6.3)%	(13.2)%	(4.5)%

GAAP net loss	$(9,955)	$(14,427)	$(16,202)	$(30,687)	$(6,247)
GAAP net loss%	(11.6)%	(16.7)%	(9.0)%	(18.6)%	(6.7)%
GAAP net loss per share:
Basic and diluted	$(0.11)	$(0.16)	$(0.18)	$(0.34)	$(0.07)
Weighted average shares used in computing GAAP net loss per share:
Basic and diluted	90,300	89,889	90,232	89,881	90,206
Net loss adjustments:
Amortization of acquired developed technology	$1,445	$1,445	$2,890	$2,890	$1,445
Amortization of purchased intangibles	342	342	684	684	342
Gain on sale of technology assets, net	—	—	(2,078)	—	(2,078)
Total cost of sales adjustments	139	119	248	360	109
Total research and development adjustments	413	464	807	1,007	394
Total selling, general & administrative adjustments	1,070	1,370	2,472	2,982	1,402

Non-GAAP net loss	$(6,546)	$(10,687)	$(11,179)	$(22,764)	$(4,633)

Non-GAAP net loss %	(7.6)%	(12.4)%	(6.2)%	(13.8)%	(5.0)%
Non-GAAP net loss per share:
Basic and diluted	$(0.07)	$(0.12)	$(0.12)	$(0.25)	$(0.05)
Weighted average shares used in computing Non-GAAP net loss per share:
Basic and diluted	90,300	89,889	90,232	89,881	90,206

EBITDA and Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated as net loss excluding the impact of net interest expense, income tax expense, depreciation and amortization of property, plant and equipment and amortization of purchased intangibles. Adjusted EBITDA represents EBITDA excluding the charges and expenses set forth in the table below. Such charges and expenses are excluded from EBITDA internally when evaluating our operating performance to permit a more meaningful comparison between our core business operating results over different periods of time as well as to those of other similar companies. Management believes that EBITDA and Adjusted EBITDA, when viewed with the Company’s GAAP results and the accompanying reconciliation, provide useful information about operating performance and period-over-period results, and provide additional information that is useful to investors in evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and Adjusted EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings from which capital investments are made and debt is serviced. However, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net loss or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation of net loss, EBITDA and Adjusted EBITDA.

					Three Months
	Three Months Ended		Six Months Ended		Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	June 30,
	2011	2010	2011	2010	2011
Earnings before interest, taxes, depreciation and amortization:
Net loss — GAAP	$(9,955)	$(14,427)	$(16,202)	$(30,687)	$(6,247)
Depreciation and amortization of property, plant and equipment	6,409	6,047	12,566	11,801	6,157
Amortization of purchased intangibles	1,787	1,787	3,574	3,574	1,787
Interest expense, net	209	203	428	389	219
Income tax expense	40	26	154	47	114

EBITDA	$(1,510)	$(6,364)	$520	$(14,876)	$2,030
Stock-based compensation expense	1,622	1,891	3,527	3,944	1,905
Restructuring costs	—	62	—	405	—
Gain on sale of technology assets, net	—	—	(2,078)	—	(2,078)

Adjusted EBITDA	$112	$(4,411)	$1,969	$(10,527)	$1,857